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                                                                   EXHIBIT 10.12

                                COTT CORPORATION

                                    ("Cott")

                      SHARE PLAN FOR NON-EMPLOYEE DIRECTORS

1.0  PURPOSE AND ESTABLISHMENT OF THIS PLAN

1.1 Cott hereby establishes a plan (the "Plan") to be known as the "Cott Corporation Share Plan for Non-Employee Directors" for the purpose of enhancing Cott's ability to attract and retain talented individuals to serve as members of the board of directors and to promote a greater alignment of interests between non-employee members of the board of directors and the shareowners of Cott.

2.0  DEFINITIONS

2.1  In this Plan, the following terms have the following meanings:

     "BOARD" means the board of directors of Cott.

     "COMMITTEE" means the Human Resources and Compensation Committee of the Board.

     "COMMON SHARES" means common shares in the capital of Cott.

     "COTT" means Cott Corporation, a corporation governed by the laws of Canada.

     "EFFECTIVE DATE" means January 31, 2002.

     "ELECTION DATE" means the date on which an Eligible Director files an election with the Corporate Secretary of Cott pursuant to section 3.0.

     "ELIGIBLE DIRECTOR" means any director who is neither an employee nor a full-time officer of Cott or any affiliate or subsidiary of Cott on the applicable Election Date.

     "ELIGIBLE FEES" means all annual retainers and fees paid to Eligible Directors in their capacity as such (including the annual retainer paid to the director who is the Chairman of the Board, annual fees paid to directors acting as chairman of a committee of the Board and fees paid for attendance at meetings of the Board and of committees of the Board).

     "PARTICIPANT" means an Eligible Director who has delivered an election in accordance with section 3.0.

     "PLAN" means this Cott Corporation Share Plan for Non-Employee Directors.

     "PLAN SHARES" means Common Shares held by the Trustee pursuant to the Plan.

     "PURCHASE DATE" shall be, unless otherwise determined by the Committee, the last day of March, June, September and December in each year.

     "TERMINATION" means the date on which a Participant ceases to serve on the Board by reason of his or her death, retirement from, or loss of office as a member of the Board.
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     "TRUST" means the "Cott Corporation Share Plan for Non-Employee Directors
     Trust" as embodied in a trust agreement entered into between Cott and the Trustee.

     "TRUSTEE" means Canada Trust Company or its successor for the time being in the trusts created hereby and by the Trust.

3.0  PARTICIPATION AND METHOD OF ELECTING

3.1 Each Eligible Director may elect to receive all or a portion of his or her Eligible Fees in the form of Common Shares. The Eligible Director must complete and deliver to the Corporate Secretary of Cott an annual written election designating the portion of his or her Eligible Fees that is to be paid in Common Shares as follows:

     (a) for Eligible Directors in office on the Effective Date, the election for 2002 shall be delivered within 30 days after the Effective Date;

     (b) for Eligible Directors not in office on the Effective Date, the election for 2002 shall be delivered within 30 days after the Eligible Director is elected or appointed as a director of Cott; and

     (c) in respect of any subsequent year, the election shall be made at least 30 days prior to the commencement of that year (unless an Eligible Director takes office during that year in which case the election shall be made within 30 days after the Eligible Director is elected or appointed as a director).

3.2 An election made in accordance with the foregoing shall be effective for the year or balance thereof in respect of which it is made. An election may be revoked or changed by an Eligible Director only with respect to the period in the year for which Plan Shares have not yet been credited to that Eligible Director.

3.3 If no election is made, the Eligible Director shall be deemed to have elected to be paid the Eligible Fees entirely in cash.

3.4  Each Participant will be provided with a copy of this Plan and the Trust.

4.0  OPERATION OF THIS PLAN

4.1 Cott shall cause to be deposited with the Trustee (in Canadian dollars) all Eligible Fees in respect of which a Participant has delivered an election pursuant to section 3.1.

4.2 As soon as practicable after receiving such funds, the Trustee shall use such funds to acquire Common Shares on the Toronto Stock Exchange at the prevailing market price of Common Shares at the time and on the date of acquisition of the Common Shares.

4.3 The acquisition of Common Shares by the Trustee in accordance with the terms of this Plan shall comply at all times and in all respects with all applicable laws, including, without limitation, all rules, regulations and by-laws of the Toronto Stock Exchange and all rules and policies of applicable securities regulatory authorities.
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5.0  ALLOCATION, DELIVERY AND POSSESSION OF PLAN SHARES

5.1  As soon as practicable after each acquisition of Common Shares pursuant to section 4.2, but prior to the end of the calendar year in which such Common Shares are acquired, the Trustee shall determine in respect of each
     Participant:

     (a) the amount of all Eligible Fees received in the year by the Trustee from Cott on behalf of such Participant;

     (b) the number of Common Shares acquired pursuant to this Plan on behalf of such Participant; and

     (c) that Participant's proportionate share of all income for the year from the property of the Trust.

5.2 No income of the Trust shall be paid or declared payable to a Participant prior to the Termination of such Participant.

5.3 Within 10 days after the Termination of a Participant Cott shall cause the Trustee to deliver to the Participant the Plan Shares to which such Participant is entitled under the Plan.

5.4 If a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of Part XX of such Act pursuant to Sections 93(1)(b) or (c) thereof (a "Qualifying Take-over Bid"), is made for the Common Shares, each Participant shall have the right by notice to the Trustee, to direct the Trustee to tender such Participant's Plan Shares to the Qualifying Take-over Bid. Any proceeds received by the Trustee in respect of a Participant's Plan Shares tendered to a Qualifying Take-over Bid shall be held by the Trustee for the benefit of such Participant until the Termination of such Participant.

5.5 Until delivered to a Participant pursuant to the provisions of this Plan, Common Shares acquired on behalf of a Participant shall be held for safekeeping by the Trustee as agent for such Participant.

6.0  NO RIGHT TO SERVICE

6.1 Neither participation in the Plan nor any action under the Plan shall be construed to give any Eligible Director a right to be retained in the service of Cott.

7.0  ACCOUNTING AND REPORTING

7.1 An account will be maintained for each Participant in which there will be recorded the number of Common Shares and all amounts received by the Trustee on behalf of such Participant, the number of Common Shares held by the Trustee for such Participant and such other information as may be necessary or advisable in connection with the administration of this Plan.

7.2 A Participant will be provided with a summary of his or her account on an annual basis.
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8.0  WITHDRAWAL AND LIMITATION ON PLAN SHARES

8.1 A Participant may at any time and from time to time by notice to the Trustee request delivery to him or her of certificates representing Common Shares and securities of Cott, if applicable, which have become deliverable to such Participant pursuant to the provisions of this Plan. Plan Shares which have become deliverable pursuant to the provisions of this Plan are not subject to any restriction concerning their use, other than as may be imposed by applicable laws or by Cott's policies relating to the trading in securities of Cott which are then in effect. However, a Participant shall not, directly or indirectly, assign, transfer or encumber in any manner whatsoever any rights in and to Plan Shares held on such Participant's behalf under this Plan.

8.2 Only share certificates representing whole Common Shares will be delivered to Participants. If a Participant is entitled to a fraction of a Common Share, such entitlement will be satisfied by the payment to such Participant of the then current market value of such fraction of a share.

9.0  DIVIDENDS AND OTHER RIGHTS

9.1 The Trustee shall use all cash dividends received by it in a year in respect of all Plan Shares held by it on behalf of any Participant to purchase additional Common Shares. Any Common Shares so acquired by the Trustee and Common Shares received by the Trust by way of stock dividend shall become Plan Shares and may only be delivered to Participants in accordance with section 5.3.

9.2 If the Trustee becomes entitled to subscribe for additional shares or securities of Cott by virtue of the Trustee being the registered holder of Common Shares, the Trustee, if so requested by any Participant and if the Participant has provided the Trustee with all amounts necessary to exercise such subscription rights with respect to the Common Shares then held by the Trustee on behalf of such Participant, shall exercise such rights in the name of the Trustee on behalf of such Participant. Upon issuance of the additional shares or securities, such additional shares or securities so received by the Trustee on behalf of the Participant shall be immediately deliverable to the Participant.

9.3 The Trustee may attend all meetings of shareholders of Cott which it shall be entitled to attend by virtue of being a registered holder of Common Shares and shall vote the Common Shares held on behalf of each Participant at every such meeting in such manner as each such Participant shall have directed in writing, and in default of any such direction, the Trustee shall vote or refrain from voting. The Trustee will, if so required by any Participant, execute all proxies necessary or proper to enable the Participant to attend and vote the Common Shares held by the Trustee on behalf of such Participant at such meeting in place of the Trustee.

10.0 TAX MATTERS

10.1 If, for any reason whatsoever, the Trustee and/or Cott becomes obligated to withhold and/or remit to any applicable taxation authority (whether domestic or foreign) any amount in connection with this Plan in respect of a Participant, then the Trustee shall provide written notice of such obligation to the Participant and not provide share
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     certificates evidencing Common Shares or distribute any other security or amount to such Participant until the Participant:

     (a)  pays to the Trustee the amount which must be withheld and/or remitted;

     (b) directs the Trustee to sell such number of Plan Shares as may be necessary to pay the relevant amount, and further directs the Trustee to use the proceeds of such sale to pay the amount which must be withheld and/or remitted; or

     (c) makes other arrangements in connection with the amount which must be withheld and/or remitted which are acceptable to the Trustee.

11.0 AMENDMENT OF PLAN AND TRUST

11.1 From time to time the Committee or the board of directors of Cott may amend or vary any provisions of this Plan and any provisions of the Trust, but no amendment of this Plan or the Trust, or any termination of this Plan, shall divest any Participant of his or her entitlement to Plan Shares as provided herein or of any rights a Participant may have in respect of the Plan Shares, without the prior written consent of the Participant. No amendment of this Plan shall affect the rights and duties of the Trustee without its prior written consent.

12.0 PLAN TERMINATION

12.1 The Board may, in its sole discretion without the consent of any Participant or beneficiary, terminate the Plan at any time by giving written notice thereof to each Participant. All distributions under the Plan shall be made to the persons entitled thereto at such time and in such manner as the Committee shall determine, but not later than the date on which distributions would have been made had the Plan not been terminated.

13.0 GENERAL

13.1 The Trustee shall be entitled to rely on a certificate of the President and CEO, the Senior Vice President of Human Resources or the General Counsel of Cott as to the Termination of a Participant.

13.2 The Committee or the board of directors of Cott may by resolution make, amend or repeal at any time and from time to time such regulations not inconsistent herewith as it may deem necessary or advisable for the proper administration and operation of this Plan.

13.3 The directors and/or officers of Cott are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of this Plan.

13.4 This Plan and the Trust are established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each and every provision of this Plan and the Trust shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

13.5 This Plan and the Trust shall enure to the benefit of and be binding upon Cott, its successors and assigns. The interest hereunder of any Participant shall not be transferable
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     or alienable by such individual either by assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but, upon such Participant's death, shall enure to the benefit of and be binding upon the personal representatives of the Participant.

13.6 This Plan is an "employee benefit Plan" for the purposes of the Income Tax Act (Canada), as amended.

DATED as of January 31, 2002.

                                               COTT CORPORATION

                                               Per: /s/ Mark R. Halperin
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                                               Per: /s/ Colin D. Walker
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